UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

CHESAPEAKE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State of incorporation or organization)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
4.50% Cumulative Convertible Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of 4.50% Cumulative Convertible Preferred Stock, par value $.01 and liquidation preference $100 per share (the "Preferred Stock"), of Chesapeake Energy Corporation (the "Registrant"). The Registrant hereby incorporates by reference herein the description of the terms, rights and preferences of the Preferred Stock set forth under the caption "Description of Preferred Stock" in the Prospectus Supplement dated September 8, 2005 to the Prospectus dated August 12, 2005 forming a part of the Registrant’s registration statements on Form S-3 (Nos. 333-119313 and 333-128194). Such Prospectus, as supplemented, was filed with the Commission by the Registrant pursuant to Rule 424(b)(5) under the Securities Act of 1933 on September 9, 2005.

Item 2. Exhibits.

The following exhibits are filed pursuant to the Instruction to Item 2:

Exhibit No.	Description
1.	Registrant’s Restated Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 10-Q for the quarter ended March 31, 2005.

2.

Registrant’s Certificate of Designation for Series A Junior Participating Preferred Stock. Incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2005.

3.	Registrant’s Certificate of Designation for 6.0% Cumulative Convertible Preferred Stock, as amended.

4.	Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2003), as amended.

5.	Registrant’s Certificate of Designation for 4.125% Cumulative Convertible Preferred Stock, as amended.

6.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2005). Incorporated herein by reference to Exhibit 3.1.6 of the Registrant’s Form 10-Q for the quarter ended March 31, 2005.

7.

Registrant’s Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed September 15, 2005.

8.	Registrant’s Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.2 to Registrant’s Form 10-K for the year ended December 31, 2003.

9.

Rights Agreement dated July 15, 1998 between Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant’s registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s quarterly report on Form10-Q for the quarter ended September 30, 1998 filed November 16, 1998.

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman and Chief Executive Officer

Date:	October 11, 2005

EXHIBIT INDEX
Exhibit No.	Document Description
1.	Registrant’s Restated Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 10-Q for the quarter ended March 31, 2005.

2.

Registrant’s Certificate of Designation for Series A Junior Participating Preferred Stock. Incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2005.

3.	Registrant’s Certificate of Designation for 6.0% Cumulative Convertible Preferred Stock, as amended.

4.	Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2003), as amended.

5.	Registrant’s Certificate of Designation for 4.125% Cumulative Convertible Preferred Stock, as amended.

6.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2005). Incorporated herein by reference to Exhibit 3.1.6 of the Registrant’s Form 10-Q for the quarter ended March 31, 2005.

7.

Registrant’s Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed September 15, 2005.

8.	Registrant’s Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.2 to Registrant’s Form 10-K for the year ended December 31, 2003.

9.

Rights Agreement dated July 15, 1998 between Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant’s registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s quarterly report on Form10-Q for the quarter ended September 30, 1998 filed November 16, 1998.

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